Total Luxury Group Signs Licensing and Endorsement Agreement for GC by Cabral; Company Plans to Utilize Former Model/Surfer to Further Develop the Upscale, Fashion Forward, Menswear Label

NEW YORK, NY -- 10/12/2006 -- Total Luxury Group, Inc. (OTCBB: TLEI) is pleased to announce that they have entered into a licensing and endorsement Agreement with Garth Cabral, a former Model/Surfer, turned fashion designer, who launched his own menswear label GC by Garth Cabral in 2004. Known for high fashion and custom fabrications, Cabral apparel has been widely accepted at upscale retailers and Specialty Boutiques nationwide, including Fred Segal, Lisa Kline, and Urban Outfitters to name a few. With initial sales figures approaching $3 million, the label can be best described as a "new movement" in men's fashion. By focusing on intricate details, original graphic design, extraordinary garment construction and improved fabric quality, Cabral has been able to transform his designs into a brilliant assortment of style for today's fashion forward man.

Retail Buzz

Chic, Beverly Hill's based retailer, Lisa Kline was quoted as saying, "They create the best board shorts and we look forward to working with them again."

Scott Moore, founder and owner of Urban Body retail stores says, "I never had a label take off so quickly. Cabral definitely has a following.

Gustavo Serrano owner of B'ZAR said, "Cabral is a brand that many people can understand; it's hip, well priced, and all the girls love it on their guys."

About GC by Cabral

Inspired by a generation that emphasizes individuality and sexuality, GC by Cabral, brings a designer look and fit to the market, that still reflects the relaxed lifestyle of the true Cabral customer. To exhibit the high visibility of the brand, the line has been featured in publications such as DNR, L'Oumo Vogue, Cargo, People Magazine and Stuff. Cabral has also been worn by numerous celebrities, such as Michael Stipe (R.E.M), Mark Cuban (owner, Dallas Mavericks), Johnny Damon (NY Yankees), and movie star, Dwayne "The Rock" Johnson.

In connection with the development and expansion of G/C by Garth Cabral, the company has hired former Cabral National Sales Manager, Zach Koseff as VP of Sales & Marketing, and designers Jeff Riman and Tal Danan. The company has already started to book orders for Spring/Summer and Back to School '07 deliveries.

www.garthcabral.com

www.cabralmfg.com

About Garth Cabral

--  Garth Cabral began his career as a well known surf board designer and manufacturer. His passion quickly changed after he was approached by a modeling scout and persuaded to send pictures to an agency. Garth was immediately thrown into the world of modeling and fashion when a phone call came from one of the most respected and talented photographers in fashion,
    Bruce Weber.

--  Cabral has appeared in a number of high-end fashion ad campaigns for
    Perry Ellis and Ralph Lauren. He was also shot by Weber for a Dolce &
    Gabbana tribute in W Magazine and appeared in several L'Oumo Vogue editorials.

--  Recognizing Cabral's eye for fashion, Weber asked for Garth's assistance in developing his new line, Weber Built. The collaboration with
    Bruce was instrumental in giving Garth the confidence and inspiration to develop his own label, Cabral. With deep roots in the fashion industry,
    Garth Cabral's collections have been described as fresh, innovative and provocative. While gaining the attention of the national media and the country's most respected retailers, Cabral is definitely on his way to becoming one of the industry's most respected new designers.

About Zach Koseff

--  Zach Koseffs' experience and relationships with the country's leading, premium retailers, extends back to his days as an account executive for premium labels such as Armani and Diesel. Those experiences have given him a strong foundation for building the Cabral business from the ground up.
    His intimate knowledge of the customer, the brand and the retailers have allowed him to place the brand in some of the best retail stores throughout
    America including, Lisa Kline, Urban Outfitters, Up Against the Wall,
    Atrium and Lulu's.
About Total Luxury Group, Inc.

Total Luxury Group, Inc., which currently holds a distributorship agreement for MCM, AG, has been seeking additional opportunities within the consumer products industry, for acquisition of companies that have a proven management team, and desirable products or services. In May 2006, Total Luxury Group, Inc. acquired International Apparel Group, Inc., an apparel holding company that through its subsidiary companies manufactures and sells apparel to major retailers and distributors around the world.

Except for historical information contained herein, the matters discussed in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended that involve substantial risks and uncertainties. When used in this press release and in any documents incorporated by reference herein, the words "expects," "will" and similar expressions identify certain of such forward-looking statements. Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of management and are subject to a number of risks and uncertainties that are subject to change based on factors which are, in many instances, beyond the Company's control. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive, and other factors affecting the Company and its operations; and other risk factors. TLEI cautions that the foregoing factors are not exclusive. TLEI assumes no obligation to update the information contained in this press release.

CONTACT:
International Apparel Group, Inc.
MIAMI, FL
Janon Costley
(305) 892-6744

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